EXHIBIT 2

                          SUBJECTS OF INVESTIGATION AND
                             POTENTIAL DEFENDANTS IN
                            LITIGATION BY THE DEBTORS



Subsidiaries the Subject of Investigation


                   American Capital Resources, Inc.
                   Boulder Capital Group, Inc.
                   BSB-UCP, Inc. f/k/a The Myerson Companies, Inc. Cauff, Lippman Aviation, Inc.
                   CLA Holdings, Inc.
                   HLC Financial, Inc.
                   Jacom Computer Services, Inc.
                   KLC-UCP, Inc. f/k/a K.L.C., Inc.
                   Matrix Credit Corporation
                   Merrimac Financial Associates, Inc.
                   MFC-UCP, Inc. f/k/a Matrix Funding Corporation
                   Municipal Capital Markets Group, Inc.
                   SFC Capital Group Corporation
                   SFC-UCP, Inc., f/k/a Saddleback Financial Corporation The NSJ Group, Inc.
                   The Walden Asset Group, Inc.
                   Varilease Capital Corporation
                   VRL-UCP, Inc. f/k/a Varilease Corporation


Prior Stockholders, Officers, Directors and other Persons who are the Subject of Investigation and Potential Defendants
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                   Albertelli, Richard
                   Alfano, John L.
                   Bonnemort, J. Robert
                   Burger, Roy L.
                   Burmon, David
                   Cauff, Stuart L.
                   Cignoli, Mark
                   Ciuffitelli, Lawrence P.


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                   Comptel Data Systems
                   Cornwall, Fred R.
                   Craft, James E.
                   DiCesaris, David A.
                   Emard, Warren E.
                   Emery, Alvin and Lila E.
                   Emery, Jack and Judith
                   Emery, Richard C.
                   Giles, Richard
                   Harling, Michael W.
                   JSE Partners Ltd.
                   Kaufman, Alan H.
                   Kennedy, Stuart
                   Kopp, Robert
                   LBK Limited Partnership
                   Lee, Edgar W.
                   Lippman, Wayne D.
                   Litman, Soron
                   Lorraine Futures
                   Milke, Virginia
                   Miller, Gary
                   Myerson, Donald A.
                   New, Estate of Robert Jay
                   New, Jonathan
                   New, Robert J.
                   Pandolfelli, Michael
                   Seaman, Robert E., III
                   The 1998 Cauff Family Trust The 1998 Lippman Family Trust Thornton, Jeptha Thornton, Samuel Van Hellemont, Robert Thornton, Samuel
                   Van Hellemont, Robert
                   Williams, Carl M.